EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT TERMS

This AMENDMENT TO EMPLOYMENT TERMS (this “Amendment”) is made and entered into as of December 7, 2018, by and between Phillip Eyler (“Eyler”), and Gentherm Incorporated (“Gentherm”).   Eyler and Gentherm are referred to herein each as a “Party” and, collectively, as the “Parties.”

RECITALS

A.Eyler and Gentherm executed an Offer of Employment on September 18, 2017 (the “Employment Agreement”).

B.The Parties have agreed to amend the Employment Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and other valuable consideration, the Parties agree as follows:

1.Removal of Tax Gross-Up.  The Employment Agreement is hereby amended as follows:

Section 25 of the Employment Agreement entitled “Sections 280G and 4999 of the Code” is hereby deleted in its entirety.  Eyler acknowledges and agrees that the obligations of Gentherm under such Section 25 have not been triggered to date and that Gentherm shall have no obligations under such Section 25 whatsoever.

2.No Other Modifications.  Except as expressly set forth in this Amendment, the Employment Agreement remains unmodified, in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Employment Terms to be executed as of the date first written above.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips	/s/ Phillip Eyler
	Kenneth J. Phillips	Phillip Eyler
Executive Vice-President and
General Counsel